Exhibit (c) (3)
DRAFT Discussion Materials Prepared for the Special Committee of the Board of Directors of Atari, Inc. March 19, 2008 S T R I C T L Y C O N F I D E N T I A L

Table of Contents

DRAFT

1. Atari, Inc. Summary of Historical and Projected Financial Information

2. Atari, Inc. Summary of Historical Balance Sheet for Periods Ending December 31 and September 30, 2007

3. Atari, Inc. Monthly Budget for the Fiscal Year Ending March 31, 2009

4. Atari, Inc. Summary of Weekly Projected Cash Receipt and Disbursement Analysis for the FYE March 31, 2009

5. Current and Historical Common Stock Trading Statistics for Atari, Inc.

6. Selected Publicly Traded Companies

7. Selected M&A Transactions (Valuation Multiples Analysis)

8. Selected M&A Transactions (Premiums Paid Analysis)

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DUFF & PHELPS

Discussion Materials

DRAFT

Atari, Inc. Summary of Historical and Projected Financial Information

Atari, Inc. Historical and Projected Financial Performance Fiscal Year Ended March 31, ($ in millions)	FY 2003	FY 2004	FY 2005	FY 2006	FY 2007	LTM	FY 2008E	FY 2009E
Net Revenue	$506.5	$468.9	$343.8	$206.8	$122.3	$91.8	$78.6	$126.5
Growth	*na*	*(7.4%)*	*(26.7%)*	*(39.8%)*	*(40.9%)*	*(24.9%)*	*(35.7%)*	*60.9%*
Cost of Goods Sold	257.6	260.1	203.6	136.7	74.8	52.7	42.6	80.4
Gross Profit	248.9	208.8	140.2	70.1	47.5	39.1	36.0	46.1
Gross Margin	*49.1%*	*44.5%*	*40.8%*	*33.9%*	*38.8%*	*42.6%*	*45.8%*	*36.4%*
Selling General & Admin Exp.	129.5	117.7	94	73.4	47.1	39.7	39.2	43.2
R & D Exp.	75.4	78.2	58.3	51.9	27.7	20.1	9.5	0.5
Depreciation & Amort.	7.5	9.2	7.0	5.2	3.0	1.9	3.8	2.7
Total Operating Expenses	212.4	205.1	159.3	130.5	77.8	61.7	52.5	46.5
EBIT	36.5	3.7	(19.1)	(60.4)	(30.3)	(22.6)	(16.6)	(0.4)
EBIT Margin	*7.2%*	*0.8%*	*(5.6%)*	*(29.2%)*	*(24.8%)*	*(24.6%)*	*(21.1%)*	*(0.3%)*
EBITDA	**$44.0**	**$13.0**	**($12.1)**	**($55.1)**	**($27.3)**	**($20.8)**	**($14.5)**	**$2.5**
EBITDA Margin	*8.7%*	*2.8%*	*(3.5%)*	*(26.6%)*	*(22.3%)*	*(22.7%)*	*(18.5%)*	*2.0%*

FY = Fiscal year ended March 31.
LTM = As of December 31, 2007 (3rd Quarter FY2008)
EBITDA = Earnings before interest, taxes, depreciation and amortization.
Source: Company SEC Filings and Company Management projections

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Discussion Materials DRAFT Atari, Inc. Summary of Historical Balance Sheet for Periods Ending December 31 and September 30, 2007 Atari, Inc. Balance Sheet Summary ($ in millions) September 30, December 31, 2007 2007 Cash $ 3 $ 5 Receivables, net 1 16 Inventories 6 7 Prepaid Expenses and Other Current Assets 10 6 Total Current Assets 20 35 Net Property, Plant & Equipment 6 6 Intangibles — -Other Long-Term Assets 3 2 Total Assets $ 29 $ 44 Accounts Payable $ 11 $ 11 Accrued Liabilities 14 11 Royalties Payable 7 4 Credit Facility — 14 Due to Related Parties 5 5 Total Current Liabilities 36 45 Due to Related Parties, Long-Term 3 3 Long-Term Deferred Rent 7 7 Related Party License Advance — 5 Other Long-Term Liabilities 0 0 Total Liabilities 46 60 Stockholders’ Equity (17) (17) Total Liabilities & Stockholders’ Equity $ 29 $ 44 Source: Company SEC Filings 4 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials

DRAFT

Atari, Inc. Monthly Budget for the Fiscal Year Ending March 31, 2009

Atari, Inc.
Projected Financial Performance - FY2009 Budget by Month
Fiscal Year Ending March 31
($ in thousands)

	April	May	June	July	August	September	October	November	December	January	February	March	Total
Net Revenue	$3,416	$4,275	$29,736	$7,386	$4,055	$6,240	$10,209	$21,499	$9,787	$4,863	$11,232	$13,815	$126,513
Growth Over Prior Year Period	*(11.6%)*	*(0.8%)*	*1,223.0%*	*15.4%*	*(15.4%)*	*194.8%*	*6.7%*	*24.1%*	*(31.2%)*	*(10.1%)*	*111.9%*	*350.9%*	*60.9%*
Cost of Goods Sold	2,097	2,637	18,344	4,638	2,565	3,193	6,762	14,982	5,889	3,341	7,656	8,337	80,443
Gross Profit	1,318	1,638	11,391	2,747	1,490	3,047	3,447	6,516	3,898	1,522	3,577	5,478	46,069
Gross Margin	*38.6%*	*38.3%*	*38.3%*	*37.2%*	*36.7%*	*48.8%*	*33.8%*	*30.3%*	*39.8%*	*31.3%*	*31.8%*	*39.7%*	*36.4%*
Total Operating Expenses	2,658	4,109	6,661	3,826	2,806	4,317	4,559	4,124	3,154	3,323	3,731	2,994	46,261
EBIT	(1,340)	(2,471)	4,730	(1,078)	(1,316)	(1,270)	(1,112)	2,393	744	(1,801)	(154)	2,484	(191)
EBIT Margin	*(39.2%)*	*(57.8%)*	*15.9%*	*(14.6%)*	*(32.4%)*	*(20.4%)*	*(10.9%)*	*11.1%*	*7.6%*	*(37.0%)*	*(1.4%)*	*18.0%*	*(0.2%)*
EBITDA	**($1,053)**	**($2,187)**	**$5,011**	**($801)**	**($1,040)**	**($997)**	**($842)**	**$2,661**	**$1,012**	**($1,717)**	**($70)**	**$2,565**	**$2,542**
EBITDA Margin	*(30.8%)*	*(51.2%)*	*16.9%*	*(10.8%)*	*(25.6%)*	*(16.0%)*	*(8.2%)*	*12.4%*	*10.3%*	*(35.3%)*	*(0.6%)*	*18.6%*	*2.0%*

Source: Company Management

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Discussion Materials

DRAFT

Atari, Inc. Projected Monthly Cash Receipt and Disbursement Analysis for the FYE March 31, 2009

Atari, Inc.
Monthly Cash Receipt/Disbursement Schedule
($ in thousands)

	April 2008	May 2008	June 2008	July 2008	August 2008	September 2008	October 2008	November 2008	December 2008	January 2009	February 2009	March 2009
Receipts												
Publishing	3,075.1	2,005.7	3,074.3	10,389.1	19,111.2	5,860.3	3,771.9	6,083.7	12,117.0	14,734.3	6,854.0	5,171.2
Licensing / Other	312.2	310.7	391.5	74.2	155.9	741.0	410.0	469.3	682.8	482.5	258.9	853.4
Related Party (Royalty / other)	293.9	1,006.9	975.4	334.6	335.7	441.3	299.3	233.2	474.4	652.4	702.6	1,190.4
Total Receipts	3,681.2	3,323.3	4,441.2	14,333.0	19,602.8	8,893.5	4,481.2	6,786.2	15,152.9	15,869.3	7,815.6	8,575.6
Disbursements												
Manufacturing (COGS)	1,363	6,594.7	1,956.4	2,790.5	2,869.6	3,395.6	4,789.0	2,763.6	2,727.7	1,357.7	3,132.6	2,343.8
Related Party (Royalty/Other)	911	2,761.3	6,231.3	482.1	629.1	2,707.9	1,968.3	5,945.7	1,593.2	861.1	971.4	7,119.6
Research & Development	1,448	1,063.0	896.9	1,761.5	55.7	74.3	378.6	489.4	343.1	474.0	9.0	11.2
Advertising	514	743.7	1,142.8	2,440.9	2,469.1	2,051.9	1,101.2	1,829.2	1,789.4	1,073.9	1,088.0	1,970.7
Distribution/Freight	253	253.9	265.6	342.9	407.9	305.4	205.7	346.2	520.8	459.2	278.1	319.8
Royalties	144	1,063.8	49.4	24.7	2,262.5	24.7	0.0	1,025.4	0.0	0.0	1,322.3	0.0
Overhead	3,089	2,208.8	2,074.9	2,700.4	1,978.1	2,002.5	2,039.3	1,996.3	2,135.8	2,913.0	2,116.8	2,341.6
Total Disbursements	7,723	14,689.1	12,617.3	10,543.1	10,671.9	10,562.4	10,482.3	14,395.8	9,110.0	7,138.9	8,918.3	14,106.7
CashFlow	(4,041.7)	(11,365.8)	(8,176.1)	3,789.9	8,930.9	(1,668.8)	(6,001.1)	(7,609.6)	6,043.0	8,730.3	(1,102.7)	(5,531.1)
Cash Balance												
Beginning Cash Balance	(6,174.7)	(10,216.4)	(21,582.2)	(29,758.3)	(25,968.4)	(17,037.5)	(18,706.4)	(24,707.5)	(32,317.1)	(26,274.1)	(17,543.8)	(18,646.5)
Cashflow from Operations	(4,041.7)	(11,365.8)	(8,176.1)	3,789.9	8,930.9	(1,668.8)	(6,001.1)	(7,609.6)	6,043.0	8,730.3	(1,102.7)	(5,531.1)
Ending Cash	(10,216.4)	(21,582.2)	(29,758.3)	(25,968.4)	(17,037.5)	(18,706.4)	(24,707.5)	(32,317.1)	(26,274.1)	(17,543.8)	(18,646.5)	(24,177.7)
Cash Funding - by month												
Cash Funding - in aggregate	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0	14,000.0
Net Cash	**3,783.6**	**(7,582.2)**	**(15,758.3)**	**(11,968.4)**	**(3,037.5)**	**(4,706.4)**	**(10,707.5)**	**(18,317.1)**	**(12,274.1)**	**(3,543.8)**	**(4,646.5)**	**(10,177.7)**

Source: Company Management

Note: 1) Review of company's Accrued Liabilities shows that $1.2 million might have to be paid out over the period in question. It is difficult to predict the probablity of the payout.

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Discussion Materials DRAFT Current and Historical Common Stock Trading Statistics for Atari, Inc. ATARI COMMON STOCK DATA MARCH 19, 2007 THROUGH MARCH 18, 2008 Offer Price $1.68 Price Prior to Announcement $1.68 Premium 0.0% Closing Price on 3/18/2008 $1.57 52-Week High Ended 3/18/08 $4.00 52-Week Low Ended 3/18/08 $0.98 Shares Outstanding 13,477,920 Average Daily Trading Volume (3 mos.) 39,917 Institutional Ownership 27.09% Insider Ownership 51.58% Analyst Coverage Wedbush Morgan Source: Bloomberg and Capital IQ 7 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Current and Historical Common Stock Trading Statistics for Atari, Inc. (Continued) One-Year Trading Analysis (March 19, 2007 through March 18, 2008) $5 1,000 900 $4 800 700 (Thousands) $3 600 Price 500 Volume $2$ 1.68 per share offer price 400 300 $1 200 100 $- -3/19/2007 5/30/2007 8/9/2007 10/19/2007 1/2/2008 3/14/2008 Source: Bloomberg 8 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials

DRAFT

Selected Publicly Traded Companies

($ in millions except per share data)

	18-Mar-08	% of			Enterprise Value as a Multiple of						LTM	
	Stock	52 Wk	Market	Enterprise	Revenue			EBITDA			EBITDA	Revenue
Company	Price	High	Value	Value	LTM	2007E	2008E	LTM	2007E	2008E	Margin	Growth
Small-Cap Video Game Developers, Publishers and Distributors												
Majesco Entertainment Co.	$0.99	38.5%	$28.5	$23.0	0.45x	0.44x	0.33x	10.0x	NM	NM	4.5%	(23.6)%
Midway Games Inc.	2.19	28.1%	201.6	258.0	1.64x	1.14x	1.02x	NM	NM	NM	NM	(5.1)%
High		38.5%			1.64x	1.14x	1.02x	10.0x	NA	NA	4.5%	(5.1)%
Median		33.3%			1.05x	0.79x	0.67x	10.0x	NA	NA	4.5%	(14.3)%
Mean		33.3%			1.05x	0.79x	0.67x	10.0x	NA	NA	4.5%	(14.3)%
Low		28.1%			0.45x	0.44x	0.33x	10.0x	NA	NA	4.5%	(23.6)%
Packaged Media Distributors												
Handleman Co.	$0.34	4.4%	$7.0	$63.7	0.05x	NM	NM	9.3x	NM	NM	0.6%	(10.1)%
Image Entertainment Inc.	2.04	45.3%	44.4	70.0	0.70x	NM	NM	NM	NM	NM	1.1%	0.1%
Navarre Corp.	1.74	38.7%	63.0	115.1	0.16x	0.18x	0.18x	3.5x	3.6x	NM	4.6%	7.9%
Source Interlink Companies, Inc.	1.51	20.4%	79.0	1,421.8	0.69x	NM	NM	15.3x	NM	NM	4.5%	12.7%
High		45.3%			0.70x	0.18x	0.18x	15.3x	3.6x	NA	4.6%	12.7%
Median		29.5%			0.43x	0.18x	0.18x	9.3x	3.6x	NA	2.8%	4.0%
Mean		27.2%			0.40x	0.18x	0.18x	9.4x	3.6x	NA	2.7%	2.6%
Low		4.4%			0.05x	0.18x	0.18x	3.5x	3.6x	NA	0.6%	(10.1)%
Atari, Inc.	**$1.57**	**38.1%**	**$21.2**	**$30.0**	**0.33x**	**0.40x**	**0.42x**	**NM**	**NM**	**NM**	**NM**	**(34.4)%**

Source: SEC filings and other publicly available information.

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Discussion Materials

DRAFT

Selected M&A Transactions (Valuation Multiples Analysis)

SELECTED COMPARABLE TRANSACTIONS - VIDEO GAME DEVELOPERS, PUBLISHERS AND DISTRIBUTORS						
				Enterprise Value as a Multiple of LTM:		LTM
Date Announced	Acquiror Name Target Name	Target Business Description	Enterprise Value	Revenue	EBITDA	EBITDA Margin
6/14/2007	Entertainment One Ltd. (AIM:ETO) Contender Entertainment Group	Engages in the acquisition and exploitation of DVD distribution rights from third party producers in the United Kingdom.	$98.8	2.00x	8.0x	25.1%
7/25/2006	Mattel Inc. (NYSE:MAT) Radica Games Ltd.	Engages in the development, manufacture, and distribution of electronic entertainment products including electronic games, video game controllers and accessories.	$185.8	1.25x	15.6x	8.0%
3/17/2006	Electronic Arts Inc. (NasdaqNM:ERTS) Digital Illusions CE AB	Develops games for personal computers and game consoles for the television and computer games markets worldwide.	$45.0	1.52x	5.3x	28.7%
11/26/2002	Square Enix Co. Ltd. (TSE:9684) Enix Corporation	Engages in the development and sale of home video game software. The company manages the development, sales and marketing of video game software.	$740.7	2.38x	16.3x	14.7%
4/24/2002	Atari, Inc. (NasdaqNM:ATAR) Shiny Entertainment, Inc.	Develops interactive video games and creates titles for personal computers and video game consoles.	$47.0	8.11x	28.5x	28.4%
			Median	**2.00x**	**15.6x**	**25.1%**
			Mean	**3.05x**	**14.7x**	**21.0%**

SELECTED COMPARABLE TRANSACTIONS - PACKAGED MEDIA DISTRIBUTORS						
				Enterprise Value as a Multiple of LTM:		LTM
Date Announced	Acquiror Name Target Name	Target Business Description	Enterprise Value	Revenue	EBITDA	EBITDA Margin
5/9/2007	Peace Arch Entertainment (AMEX:PAE) Trinity Home Entertainment, LLC	Operates as a digital versatile disc distributor in the United States. Its library includes genre classics, and budget and first-run feature films.	$10.0	0.53x	NA	NA
2/14/2007	Marwyn Investment Management LLP Entertainment One Ltd.	Owns and distributes film and entertainment content internationally and engages in wholesaling and specialty retailing home entertainment products.	$150.5	0.33x	6.9x	4.8%
10/20/2005	Handleman Co. (NYSE:HDL) Crave Entertainment Group, Inc.	Engages in publishing and distributing interactive entertainment software for video game platforms with titles including action/adventure, first-person shooter and sports games.	$112.0	0.43x	4.8x	9.1%
			Median	**0.43x**	**5.9x**	**6.9%**
			Mean	**0.43x**	**5.9x**	**6.9%**

Source: SEC filings, Capital IQ Factset Mergerstat, Bloomberg and other publicly available information.

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Discussion Materials DRAFT Selected M&A Transactions (Premiums Paid Analysis) SUMMARY PREMIUMS PAID ANALYSIS US TARGETS Majority Shareholder Purchases Public-to-Private Transactions in the Majority Shareholder Purchases Public-to-Private Transactions in the Remaining Outstanding Shares Last Six Months Remaining Outstanding Shares Last Six Months (Distressed Situations) (Distressed Situations) 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. Number of Transactions 26 26 26 11 11 11 31 31 31 12 12 12 Overall Median 25.8% 23.7% 34.1% 29.1% 25.9% 41.3% 30.3% 27.2% 28.3% 30.9% 25.3% 27.0% Overall Mean 28.4% 29.1% 34.6% 25.0% 26.7% 38.1% 36.3% 37.3% 35.7% 36.8% 33.3% 27.9% Standard Deviation 0.340 0.378 0.408 0.396 0.446 0.456 0.279 0.345 0.386 0.288 0.250 0.225 Source: Mergerstat Note: Majority buying majority dates range from January 2003 to present, recent public-to-privates range from October 2007 to present 11 S T R I C T L Y C O N F I D E N T I A L